[DESCRIPTION]  Daily Net Asset Reconciliation and NAV Proof

                                                                      Exhibit II

          DAILY NET ASSET RECONCILIATION AND NAV PROOF        Page 1

FUND: ________________                             DATE: _________________

DAILY NAV PROOF

________________________________________________________________________________

Line           Activity              CLASS A    CLASS B    CLASS C    TOTAL FUND
________________________________________________________________________________
Current Shares Outstanding           _______   ________    _______    _________
  1  Prior Day's NAV (4 decimals)    _______   ________    _______    _________

     PER SHARE IMPACT ON NAV
     CAPITAL SHARE TRANSACTIONS

  2  Capital Share Transactions      _______   ________    _______    _________
     (from Page 3)                   _______   ________    _______    _________

     NET INVESTMENT INCOME

  3  Today's Net Investment Income* $_______  $________   $_______
     *(from R707 Cost-P)

  4  Net Investment Income           _______   ________    _______    _________
                                     _______   ________    _______    _________
     EX-DIVIDEND/DISTRIBUTION

  5  Income Dividend (from Page 3)  (_______) (________)  (_______)  (_________)
                                    (_______) (________)  (_______)  (_________)

     Capital Gain Distribution
     per class                      (_______) (________)  (_______)  (_________)
                                    (_______) (________)  (_______)  (_________)
     MARKET VALUE ACTION

  7  Per Class Allocation
     (9 DECIMALS FROM R707)          _______   ________    _______

  8  Total impact (line 23 x
     line 7)                        $_______  $________   $_______

  9  Per Share Effect of Market
     Change                          _______   ________    _______    _________
                                     _______   ________    _______    _________

 10  Calculated Price Per Share      _______   ________    _______    _________
     (SUM OF LNES 1,2,4,5,6,&9)

 11  System Generated Price         (_______) (________)  (_______)  (_________)

 12  Difference should not exceed
     .0002                           _______   ________    _______    _________
                                     _______   ________    _______    _________
     MARKET VALUE ACTION
 13  R403      Current Market Value of
               all Investments                             _______

 14  R403      Today's Mark-to Market
               on Futures                                  _______

 15  P/D R403  Prior Day's Market Value        (________)

 16  R314      Today's Discount Earned         (________)

 17  R314      Today's Accretion of OID        (________)

 18  R314      Today's Amortization of
               Premium                          ________

 19  R309      Investments purchased - at c    (________)

 20  R309      Investments sold - at proceeds   ________

 21  R810      P I K / I O Adjustments         (________)

     R309      Adjusting Marks on Futures
               Trades                           ________

                   Subtotal                               (_______)

 23            Change in Market Value                      _______
                                                           _______

                                                                Exhibit II



                 DAILY NET ASSET RECONCILIATION AND NAV PROOF        Page 1

FUND: ______________________________       DATE: _______________
DAILY NET ASSET RECONCILIATION

________________________________________________________________________________
                                                  G/L     PRIOR       Percentage
Line  Report    Activity                         ACCT      DAY  Amount of change
________________________________________________________________________________

       DAILY ACCRUALS

      INCOME

 1   R303    Dividend Income                         CP05   ____   ____   __%
 2   R810    Bond Interest Income Non-taxable        CP10   ____   ____   __%
 3   R810    Bond Interest Income Taxable            CP13   ____   ____   __%
 4   R810    Short-term Interest Income Non-taxable  CP16   ____   ____   __%
 5   R810    Short-term Interest Income Taxable      CP19   ____   ____   __%
 6   R314    Acquisition Discount Earned             CP31   ____   ____   __%
 7   R314    Accretion of OID - Taxable              CP34   ____   ____   __%
 8   R314    Accretion of OID - Non-taxable          CP35   ____   ____   __%
 9   R314    Amortization of Premium - Taxable       CP37  (____) (____   __%
10   R314    Amortization of Premium - Non-taxable   CP38  (____) (____)  __%
11           Other Income                            CP45   ____   ____   __%
12           Interim Income Adjustments              CP46   ____   ____   __
13              GROSS INVESTMENT INCOME                            ____

    EXPENSES
14           Operating Expense Accrual               CP5095       (____)
15           12-b 1 Expense Accrual        CP53/CP54B/CP54C     +\-____
             Direct Expense Payments                            +/-____
16              NET INVESTMENT INCOME TODAY                        ____

                                                           To Page 1, line 3 TF
                                                           To Page 2, Line 18
     NET ASSETS AT COST RECONCILIATION

17   R701    Prior Day's Net Assets at Cost                        ____
18           Today's Net Investment Income (Line 16, page 2)       ____
19           Today's Total Net Share Activity (Line 6, page 3)     ____
20   R302    Today's Net Gain/Loss (excl. Futures)                 ____
21   R309    Mark-to-Market on Futures                             ____
22   R810    PIK/IO Adjustments       _________________________   (____)
23           Today's Distributions (Line 31, page 3 or amounts from
               Line 5 & 6, page 1)                                (____)
24   Below   Adjustments                                          *____
25   R701        TODAY'S NET ASSETS AT COST                        ____
                                                                   ____
     (Pre-priced)
* DETAIL OF ADJUSTMENTS
$ ____________________________
$ ____________________________
$ ____________________________
$ ____________________________


                                                                    EXHIBIT II

                 DAILY NET ASSET RECONCILIATION AND NAV PROOF           Page 3


FUND: ______________________________            DATE: ________________

______________________________________________________________________________
Line    Report               Activity                                 Amount
______________________________________________________________________________
Current Shares Outstanding

CAPITAL SHARE TRANSACTIONS-IMPACT ON NAV
                                                 CLASS A    CLASS B    CLASS C
  1     S/R     Today's Net Dollars to Fund      _______    _______    _______
  2     Est.    Today's Net Est. Dollars         _______    _______    _______
  3     P/D     Reverse P/D Net Est. Dollars     _______    _______    _______
  4             Reinvestment Dollars to Fund     _______    _______    _______
  5             Today's Dollar Impact         =  _______  = _______  = _______
  6             TODAY'S TOTAL DOLLAR IMPACT                 A+B+C    = _______

  7     S/R     Today's Net Shares to Fund       _______    _______    _______
  8     Est.    Today's Net Est. Shares          _______    _______    _______
  9     P/D     Reverse P/D Net Est. Shares      _______    _______    _______
 10             Reinvestment Shares to Fund      _______    _______    _______
 11             Today's Share Impact per (    =  _______ =  _______ =  _______
 12             Prior Day's NAV               x  _______ x  _______ x  _______
 13                                           = (_______)= (_______)= (_______)
 15             Change in Capital Shares(L5-L13) _______ =  _______ =  _______
                PER SHARE EFFECT **              _______    _______    _______
                                                 _______    _______    _______
                                                          +A+B+C    =  _______
 18  **IF ANSWER EXCEEDS +/-.0005 NOTIFY SUPERVISOR  PER SHARE TF      _______
                                                                       _______
                Equalization Factor              _______    _______    _______
                                                 CLASS A    CLASS B    CLASS C
 19     S/R     Current Shares Outstanding       _______    _______    _______
 20     Est.    Share Estimates - Sales          _______    _______    _______
 21     Est.    Share Est - Redemptions         (_______)  (_______)  (_______)
 22     Est.    Share Est - Reinvestments        _______    _______    _______
 23             Adj Shares Outstanding GL Total= _______    _______    _______
 24     S/R     Unsettled Sales           CS80A (______)CS80B(_____)CS80C(____)
 25     S/R     Unsettled Redemptions     CS90A  ______ CS90B _____ CS90C ____
 26             Current Distribution Shares GL Total___     _______    _______
                TOTAL OUTSTANDING SHARES    A+B+C ____________________________
                                                  ____________________________
        DIVIDENDS AND DISTRIBUTIONS
 27     S/R     T/A Reported Amount              ______     ______     _______
 28             P/D Estimate Div                 ______     ______     _______
 29             Tie-in Adjustment Needed         ______     ______     _______

 30             Current Day's Total Dividend **  ______     ______     _______
                ** Line 23 or 26 x Line 31
 31             Dividend Rate                    ______     ______     _______


           DAILY NET ASSET RECONCILIATION AND NAV PROOF        Page

FUND:__________________________________________        DATE: _______________

PAR/SHARES AND COST RECONCILIATION

                                                             POSITIONS
Line Report       Activity                               Long        Short
                                                      Par/           Par/
                                                     Shares  Cost   Shares  Cost
 1   P/D R104     Prior Day's Total Par/Shares&Cost +______  ____  +_____   ____

 2   Trade Tkts   Purchases - L/T Inv.              +______  ____  +_____   ____

 3   Trade Tkts   Purchases - S/T Inv.              +______  ____  +_____   ____

 4   Trade Tkts   Opening Contracts                 +______  ____  +_____   ____

 5   R302         Sales                             -______  ____  -_____   ____

 6   P/D R104     Maturities                        -______  ____  -_____   ____

 7   R302         Closing Contracts                 -______  ____  -_____   ____

 8   R104         Current Day's Ttl Par/Shares&Cost =______  ____  =_____   ____

 9   R301/04/05   Capital Change Impact             +______  ____   _____   ____

10   Corrct Tkts  Correcting Adjustments          +/-______  ____+/-_____   ____

11   R104 Rev     Revised Par/Shares & Cost         =______  ____  =_____   ____

12   R104         Subtract Futures Par & Cost       -______  ____  -_____   ____

13                Total Par & Cost                  =______  ____  =_____   ____

                                                    G/L Acct        G/L Acct

      GENERAL LEDGER COST RECONCILIATION
12    R701         Investments at Cost/Written Options  AS10+____   LS10+______

13    R701         Short-term Investments (cost)        AS70+____        ______

14    R701         Short Securities                          ____   LS20+______

16                 Total Reconciled Cost Above (Line 13)    =____       =______

17                 Proof of R403 Par/Shares                  ____        ______


Prepared by _______________________        Reviewer's initials: _____________


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